1 Private and Confidential May 18, 2026 Moulay Mostapha Tahiri Dear Mostapha: Congratulations on your move to State Street Bank and Trust Company, Singapore Branch (the "Company"), a subsidiary/related corporation of State Street Corporation (“State Street”). This letter, together with the Singapore Terms and Conditions document delivered with it, constitute your employment agreement with the Company (the “Employment Contract”). Position Details Your employment with the Company will commence on June 1, 2026. You will continue to serve as Chief Operating Officer of State Street with a Bank Title of Executive Vice President. You will be paid a base salary at the annual gross rate of SGD 850,000 (Eight Hundred and Fifty- Thousand Singapore Dollars). You will not be eligible for overtime compensation. By accepting this new opportunity with the Company, you agree that your position, duties, role and levels of responsibility may be varied from time to time to suit the needs of the Company’s business. Irrespective of such variations, the remaining terms and conditions of this letter will continue to apply unless otherwise agreed in writing. You should consult with your manager regularly to ensure you continue to understand their expectations. Your prior periods of service with State Street Bank and Trust Company in the United States and with State Street Bank and Trust Company, Singapore Branch in Singapore, will continue to be recognized as continuous service. Place of Work Your normal place of work will be at our office located at Capital Tower, 168 Robinson Road, Singapore and the home address you have on file. Your working pattern at these locations is subject to agreement with your manager and may vary to accommodate the needs of our business. You may be required to travel to and work at such other locations as the Company may require from time to time. The Company reserves the right to change your principal place of work. Incentive Compensation You will continue to have the opportunity to earn variable, discretionary incentive pay in addition to salary. You will be eligible to participate in the State Street Corporation Incentive Compensation Program or the incentive compensation plan applicable to your role, (the “Plan”), which will provide you with the opportunity to earn variable, discretionary incentive pay in addition to salary. Your incentive compensation will be determined and delivered based upon the Plan and remuneration policy or policies applicable to you, as amended from time to time. Exhibit 10.1

2 Target Bonus You will be eligible to receive an Incentive Compensation Target of SGD 7,600,000 (Seven Million Six Hundred Thousand Singapore Dollars) for the plan year of 2026, subject to the terms and conditions of the Plan. Please understand that this target is not a guarantee but represents the approximate amount you may be awarded under the Plan with respect to your performance in the applicable plan year. Like all awards under State Street incentive compensation plans, whether or not you receive an award, and, if so, the amount ultimately awarded to you, are decisions made in the sole discretion of State Street based upon your achievement of the foregoing goals, as well as company performance, other individual performance factors, risk factors, overall Plan funding, the capital reserve requirements of State Street, your performance assessment in the applicable plan year, and such other factors as determined by the State Street Human Resources Committee (the “HRC”) or other authorized body in its discretion. The target will be used in determining the amount of your incentive compensation award for the specified year and is subject to change at the discretion of State Street in subsequent years. The amount awarded to you, if anything, may vary, up or down, from year to year. Payment under the Plan will be made in cash and/or deferred awards, pursuant to the cash/deferral split determined by the HRC or other authorized body in its discretion. Award of incentive compensation in one year does not guarantee an award in any future year. Benefits You will be eligible to participate in benefits offered by the Company generally to its employees. Those benefits are described in a separate document being provided to you with this Employment Contract. In addition, your spouse and your children will participate in the CIGNA international plan. Likewise, you will have the exclusive use of a leased car and will be provided a club membership. Although it intends to maintain insurance coverage for you and other Singapore employees, the Company reserves the right to terminate or substitute these benefits or amend the scale of benefits with respect to participants, generally. In such case, the Company will make available to you such other substitute benefits as it may make available to other similarly-situated personnel. If any plan provider (including but not limited to any insurance company) refuses for any reason (whether based on its own interpretation of the terms of the insurance policy or otherwise) to provide any benefits to you, the Company will seek to obtain comparable benefits from another insurer but shall not otherwise be liable to provide any such benefits itself or any compensation in lieu thereof. Relocation Assistance You will be eligible for State Street’s standard package of relocation assistance as you transition back to Singapore from the United States. Details of that package and related agreements will be provided under separate cover. The remainder of this page is intentionally left blank

3 Other Considerations As your role is at the EVP level, and as a member of the Executive Committee, you will be subject to a covenant not to compete after your employment ends. Please see the associated Terms & Conditions document for more details. By accepting this offer of employment you agree that it supersedes and replaces the prior agreement concerning your employment by the Company’s affiliate State Street Bank & Trust Co. in the United States (“SSBT US”). Specifically, but without limitation, you agree that the contract of employment between you and SSBT US dated as of August 9, 2024 is superseded and replaced by this Employment Contract, except that your obligations concerning confidential information remain in full force and effect. Again, congratulations on your new opportunity. For and on behalf of the Company Signed: /s/ Kathryn Horgan Date: May 18, 2026 Kathryn Horgan Executive Vice President Chief Human Resources and Citizenship Officer Acceptance and Acknowledgment By signing and dating below, I represent and agree that I have read, understand and agree to the terms and conditions of this letter as set forth above and the associated Singapore Terms and Conditions Document. Name: Moulay Mostapha Tahiri Signed: /s/ Mostapha Tahiri Date: May 18, 2026

1 SINGAPORE TERMS AND CONDITIONS PROVISIONS The following provisions reflect the terms and conditions of employment that apply to all Singapore employees of the Company (the " Singapore Terms and Conditions") as part of your Employment Contract. DEFINITIONS The following capitalized terms and expressions have the following meanings: • “Associated Companies” means any entity controlling, controlled by or under common control with the Company and its direct and indirect subsidiaries and the direct and indirect subsidiaries of the Company. • “Confidential Information” means any and all information of the Company and the Associated Companies that is not generally available to the public, and includes any information received by the Company from any third party with the understanding, express or implied, that it would be kept confidential. By way of example, Confidential Information includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company, its Associated Companies, and to any of their customers, and information concerning any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Associated Companies whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is formally designated as “confidential.” • “Client” means a present or former customer or client of the Company or any of its Associated Companies with whom you have had, or with whom individuals supervised by you have had, personal contact, or with respect to whom you have had access to Confidential Information which would assist in your solicitation of such customer or client, in each case at any time during your employment with The Company, or with respect to any restriction related to a Client that follows termination of your employment, within twelve months prior to the date your employment with the Company ends. A former customer or client means any such customer or client for which the Company, or any relevant Associated Company, stopped providing all services during your employment with the Company, or with respect to any restriction related to a Client that follows termination of your employment, within twelve months prior to the date your employment with the Company ends. • “Prospective Client” means a prospective customer or client of the Company or any of its Associated Companies with whom you have had, or with whom individuals supervised by you have had, personal contact, or with respect to whom you have had access to Confidential Information which would assist in your solicitation of such prospective customer or client, in each case at any time during your employment with the Company, or with respect to any restriction related to a Prospective Client that follows termination of your employment, within twelve months prior to the date your employment with the Company ends.

2 • "Restricted Area" means: Singapore, Australia, Japan, India, Hong Kong, China, South Korea, Taiwan, Malaysia, Thailand, and Brunei; and Such other country in the Asia Pacific region (not included in list of countries above) in relation to which you had conducted, pursued or promoted business, or over which you had retained a responsibility for the same, for and on behalf of the Company or any of the Associated Companies; or in relation to which you have performed duties on behalf of the Company or any of the Associated Companies provided that this has occurred within the last twelve (12) months of your employment and the activities or responsibilities set out above have not occupied less than five percent (5%) of your working hours during this twelve (12) month period. • "Restricted Business" means any business which is or is likely to be wholly or partly conducted by the Company or any of the Associated Companies and is concerned with:the research, development, and marketing of products or services competitive with any products or services of the Company or any of the Associated Companies; and provision of any related services (including but not limited to technical and product support, or consultancy or customer services), which are of the same or similar to any products and services provided by the Company or any of the Associated Companies PROVIDED ALWAYS that these provisions shall apply only in respect of such products or related services with which you were either personally concerned or for which you were responsible whilst employed by the Company in the last twelve (12) months of employment (whether during employment with the Company or with State Street Bank & Trust Company in the United States); or business of a like or similar kind to (or otherwise any business which is or is likely to be conducted in competition with) any business conducted by the Company or any of the Associated Companies in which you were materially involved at any time in the last twelve (12) months of employment. • “Restricted Capacity” means any capacity during your employment, or with respect to the portion of the Non-Compete Period that follows from the termination of your employment, any capacity that is the same or similar to the capacity in which you were employed by the Company or any of the Associated Companies at any time within the twelve (12) month period immediately preceding such termination and/or involves any services that you have provided to the Company or any of the Associated Companies at any time within such twelve (12) month period. • “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other person or entity with your assistance to induce a Client to: a. transfer the Client’s business from the Company to any other person or entity; b. cease or curtail the Client’s business with the Company; or c. divert a business opportunity from the Company to any other person or entity. OBLIGATIONS This offer and your employment with the Company is at all times conditional upon: a) you obtaining, retaining and informing the Company of all necessary visas, work permits, businesses, registrations or memberships to enable you to lawfully reside and work in the country which you are employed and fulfil the duties of your position; and b) you completing and obtaining a response which is satisfactory to the Company, in respect of any declarations, background and employment checks which the Company may require. By accepting these standard terms and conditions, you also represent and warrant to the Company that:

3 a) you are competent to properly carry out the duties of your position and that any representations as to qualifications, skills, experience, industry knowledge, business influence, client contacts and employment history made by you are true and accurate b) all information and documents represented to the Company during the recruitment process are true, accurate and complete; and c) you have disclosed fully and frankly any and all circumstances that may be reasonably deemed to have a material influence on the Company's decision to employ you or impair your ability to discharge his/her duties and responsibilities hereunder. You expressly acknowledge that the Company has relied on the above representations and warranties in making its decision to offer to employ you and that the Company reserves the right to withdraw or revoke this Employment Contract (if accepted, to rescind or terminate this Agreement) if any of the said representations and warranties are breached. TRAINING You may be required to complete job specific training courses or testing which the Company may provide from time to time. Any immediately applicable required training was noted in the job posting to which you applied. Additionally, you may also be required to complete annual compliance trainings as determined by the Company. HOURS OF WORK If you are a full-time employee, you will be required to work 40 hours per week. If you are a part time employee, the hours that you are required to work per week is set out in the Employment Contract. From time to time the Company may vary your start and/or finish times depending on future business needs. You may also be required by the Company to work reasonable additional hours from time to time, without additional remuneration except where such overtime payments are permissible under applicable law. REMUNERATION Your base salary will be paid monthly in equal instalments and credited to your bank account on or before the 18 th of each month. Base salary increases are provided at the Company's sole discretion. The Company shall be entitled at any time during your employment, and in any event on termination, howsoever arising, to deduct from your remuneration any monies due from you to the Company including but not limited to any outstanding loans (including loans for training costs), advances, the cost of repairing any damage or loss to the Company’s property caused by you, excess holiday and any other monies owed by you to the Company, to the extent permitted by applicable law. EXPENSE REIMBURSEMENT The Company has processes in place for reimbursing work-related expenses. Additional information regarding expense reimbursement will be available on the Company’s Corporate Policy Center once your employment commences. Be sure to discuss expense approval expectations with your manager when you commence work and before incurring any expenses." INCENTIVE COMPENSATION Any incentive compensation opportunities provided to you are subject to the terms and conditions of the applicable incentive compensation plan and the award agreement, including any vesting, forfeiture and/or clawback provisions therein. Although State Street intends to continue to use incentive compensation and structured incentive plans to reward performance indefinitely, it may amend, modify or terminate its plans and programs at any time. The incentive plans and arrangements are subject to the guidance and regulations of all regulatory bodies where State Street and its affiliates operate, which may require that certain risk-mitigating features be included in incentive awards. Each form of incentive compensation is a discretionary benefit and unless stated otherwise, may be revised, amended, or withdrawn at any time. Nothing in these Singapore Terms and Conditions may be construed to create

4 a right vested in you to receive any variable payments from the Company or State Street, nor shall the payment of any variable payment create any contractual or other right to receive future entitlement to or payment of such variable payment. Further, nothing herein may be construed as creating an employment relationship with any Associated Company other than the Company. Incentive compensation awards are typically made in the first quarter of each calendar year, although the Company reserves the right to vary the timing of awards from time to time in its sole discretion. You must be employed on the date that State Street's Human Resources Committee or other authorized body approves the final incentive compensation awards. Unless stated otherwise in the applicable plan documents or required by applicable law, all incentive compensation payments are non-pensionable and are subject to statutory deductions. If you are suspended from work on the grounds of suspected misconduct and/or you are the subject of an investigation or disciplinary proceedings (whether instituted by the Company or any relevant regulatory authority) as at the date on which the award would otherwise have been made, then the Company reserves the right to withhold the making of any award pending the outcome of any such investigation or disciplinary proceedings. For the avoidance of doubt, if it is determined that there is no case to answer or you are otherwise exonerated, the Company will make the award as if no suspension, investigation or disciplinary proceedings had taken place or been invoked. GLOBAL AND LOCAL POLICIES During your employment you will be required to familiarize yourself, with due care, and comply to all applicable policies and procedures of the Company and the Associated Companies. You will be provided access to the polices through State Street’s Corporate Policy Center once your employment commences. These policies are non-contractual, and the Company and Associated Companies reserves the right to amend, repeal and implement new policies and procedures from time to time. By accepting employment with the Company, you agree to keep yourself familiar with the policies and procedures (including any amendments, repeals and new procedures) established by the Company and the Associated Companies. PRIOR COVENANTS AND RESTRICTIONS By accepting this Agreement, you represent and warrant that your accepting employment with and performing services for the Company will not breach or be in conflict with your obligations to any third party and that you are not now subject to any covenant against competition, covenant against solicitation, court order or other agreement or obligation that could affect your performance of your duties and obligations to the Company. You further agree that you will not disclose to or use on behalf of the Company any confidential or proprietary information of any third party without that party’s consent. You must not make any disclosure to the Company, bring or use any confidential information owned by a third party to your employment with the Company or perform any work for the Company that might violate any covenant, similar to those contained in this Agreement, that you have given to any previous employer or other third party, without giving the Company prior notice in writing. You understand, acknowledge and agree that a breach of this clause at any time may result in your immediate termination for serious misconduct. "CERTAIN LIMITATIONS a) Nothing in this Agreement prohibits you from reporting possible violations of law or regulation to any governmental, law enforcement, self-regulatory, or regulatory agency or authority or from making other disclosures that are protected under the whistleblower provisions of applicable law or regulation. Moreover, nothing in this Agreement requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. b) You may have a legal obligation to avoid disclosure of materials subject to the bank examiner’s privilege, and/or privileges applicable to information covered by the United States Bank Secrecy Act (31 U.S.C. §§

5 5311-5330), including information that would reveal the existence or contemplated filing of a suspicious activity report, or similar privileges applicable in any jurisdiction. The Company [ the members of the Company Group] does not waive any such applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information and you are not authorized to waive any privilege belonging to the Company." TERMINATION WITHOUT NOTICE Despite any other provision in these local terms and conditions, or any other term or condition of your employment, either during or after your Probation Period, to the extent permitted by law, the Company may terminate your employment at any time without prior notice if in its opinion you; a) commit any serious or persistent breach of your Employment Offer or any State Street Policy or Procedure; or b) are guilty of any serious misconduct; c) refuse to carry out any lawful and reasonable directions of the Company; d) are grossly negligent or otherwise incompetent in the performance of your duties; e) engage in willful or negligent conduct which poses a serious risk to health and safety; f) is repeatedly absent from work or absent from work for a period of 5 consecutive days without proper explanation from you or without the consent of the Company; g) become bankrupt or make any arrangement or composition with your creditors; h) fail to comply with any obligation imposed on you by any applicable laws; i) engage in any conduct of a criminal nature (including but not limited to assault, theft and fraud) other than conduct which in the reasonable opinion of State Street does not affect your position as an employee. TERMINATION WITH NOTICE Either you or the Company may terminate your employment for any reason and at any time by giving to the other one hundred eighty (180) days’ advance notice in writing. Irrespective of who provides notice or initiates the termination, the Company may elect in its absolute discretion to make a payment in lieu of the whole or part of any notice period. The payment in lieu of notice will be calculated by reference to the amount the Company would have become liable to pay you if you had remained in employment and worked your ordinary hours until the end of the notice period. During the whole or part of any notice period, the Company may direct you: 1. not to attend the workplace; 2. not to contact or have any communication with its clients or customers or those of any Associated Company; 3. not to contact or have any communication with any employee, contractor, consultant or officer of the Company or any Associated Company; 4. not to perform the duties of your position or become involved in any aspect of the Company's business or that of any Associated Company; 5. to perform duties which are not otherwise part of your position, provided such duties are capable of being performed by you; 6. to perform any duties from home; 7. to perform any tasks to assist the Company and Associated Companies to arrange a proper handover of your duties, including clients, customers and business; or 8. to cease your access to the Company's computer system and confidential or business sensitive information; 9. to return any or all property of the Company or any Associated Company; or 10. any combination of the above

6 GARDEN LEAVE The Company reserves the right to direct you not to attend at work and/or not to undertake all or any of your duties of employment during any period of notice (whether given by you or the Company) (the “Garden Leave Period”), provided always that the Company shall continue to pay your salary and contractual benefits for the duration of your employment. During any period of notice or Garden Leave Period, you will remain a Company employee and therefore you will be required to comply with the terms and conditions of your Employment Agreement. Further, for the sake of clarity, you acknowledge and agree that during any Garden Leave Period, you will not and cannot act against the interests of the Company. Amongst other things, this means that: (a) you must not be employed by or otherwise provide services to any third party (unless agreed in advance with the Company in writing); (b) you must not compete or prepare to compete with the Company or any Associated Company or assist a competitor in any way, including by diverting or preparing to divert clients or business of the Company or any Associated Company to a competing business; (c) you must not undermine the business of the Company and Associated Companies in any way; and (d) you must comply with all lawful instructions of the Company (including any instruction not to contact customers, prospective customers, employees or business contacts of the Company or any Associated Company). Your obligations of confidentiality, good faith and fidelity remain in place at all times. Breach of these obligations may be grounds for summary dismissal, to the extent permitted by law. CONFIDENTIALITY OF INFORMATION You expressly acknowledge that you have access to Confidential Information which is not generally known or made available to the general public, and that such Confidential Information is the property of the Company and the Associated Companies and/or its or their licensors, licensees, suppliers, partners, distributors, collaborators or customers. You agree specifically as follows, in each case whether during your employment or following the termination thereof: a) You will always preserve as confidential all Confidential Information and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. b) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with the Company. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. c) You will use only Company-authorized systems to conduct Company-authorized business. You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any of the Company’s or any Associated Company’s data or systems through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable corporate information security procedures. d) Upon the earlier of request or termination of employment, you agree to return to the Company, or if so directed by the Company, destroy any and all copies of materials in your possession containing Confidential Information.

7 e) You will not improperly use or disclose to or for the Company’s or any Associated Company’s benefit any information or trade secrets of (i) any if your former employers, or (ii) any other person or entity to whom you owe an obligation of confidentiality. f) You must immediately notify the Company if you suspect that Confidential Information has been improperly used or disclosed. g) You must take all reasonable steps to prevent the unauthorized disclosure or use of the Confidential Information. The terms of this clause do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Agreement, is publicly disclosed (other than by a violation by you of the terms of this Agreement either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with the Company. INTELLECTUAL PROPERTY Work means any invention, discovery, design, improvement, formula, process, technique, literary or artistic work, or any other item in which Intellectual Property Rights subsist or are capable of subsisting and is wholly or partly created, made or discovered by you either: (a) in the course of your employment with the Company; or (b) otherwise using the facilities, resources, time or any other opportunity provided by the Company. Intellectual Property Rights means all existing and future rights which are capable of protection by copyright, patent, design, trademark or other registration or other forms of protection available in Australia or elsewhere. The Work and all Intellectual Property Rights in the Work will belong absolutely to the Company, and you agree to do all things necessary and execute any document required to give effect to this ownership. You must immediately and fully communicate to the Company any Work created, made or discovered by you. You consent to the use of all existing and future Works made by you in the course of your employment and agree to waive any moral rights you may have in them, and to consent to any act which amounts to an infringement of any such moral right, in favor of the Company. "Moral rights" includes the right to be identified as the author of the work, the right not to have any other person identified as the author of the work and the right not to have the work subjected to any derogatory treatment. You agree and acknowledge that your base salary includes reasonable and/or equitable compensation for the loss of Intellectual Property Rights and/or any economic gain from the exploitation of the work and irrespective of the economic value the work subsequently attains. NON-SOLICITATION You agree that during your employment and for a period of twelve (12) months from the date your employment terminates for any reason, you will not, without the prior written consent of the Company or your Employer, alone or together with other persons, on your own account or in partnership or conjunction with, through or on behalf of any agents, affiliates, intermediaries, joint ventures or alliances: canvass or solicit, directly or indirectly (other than through a general solicitation that is not specifically directed to non-officers of the Company or any of its Subsidiaries) in the Restricted Area (as defined in Paragraph Error! R eference source not found.), the employment or engagement of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment or engagement of, or otherwise induce or seek to induce the resignation of, any person who then or within the preceding twelve (12) months of the resignation, was an officer

8 or office-holder of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); induce or seek to induce any officer or office-holder to be interested directly or indirectly in any Restricted Business (as defined in Paragraph Error! Reference source not found.) within the Restricted Area (as defined in P aragraph Error! Reference source not found.), whether or not such person would thereby commit any breach of his contract of service or employment; or canvass, entice away, or engage in the Solicitation of the Restricted Business (as defined in Paragraph Error! R eference source not found.) in the Restricted Area, of any Client in the Restricted Area, or any Client whom you have personally or directly dealt with in the twelve (12) months preceding the termination of your employment (including any time employed by State Street Bank & Trust Company in the United States) on behalf of any Person. For purposes of this Paragraph 0, “officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 0 shall be inapplicable following a Change in Control. NON-COMPETITION This promise not to compete shall apply to you at all times during your employment and will continue to apply, where applicable, for the period of time as specified below following the termination of your employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Employment Contract. During your employment, and for 12 months following its termination for any reason (the entire period, including both during employment and after employment, if any, the (“Non-Compete Period”), you will not, during your employment, without the prior written consent of the Company alone or together with other persons, on your own account or in partnership or conjunction with, through or on behalf of any agents, affiliates, intermediaries, joint ventures or alliances, anywhere in the Restricted Area, for yourself or any other Person, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services of a like or similar kind to any products or services of the Company or any Associated Company within the Restricted Area which you were involved at any time during your employment. During the portion of the Non-Compete Period that follows from the termination of your employment, your non- competition obligations shall extend to any products or services of the Company or any of its Associated Companies within the Restricted Area which you were involved in twelve (12) months preceding the date of the termination of your employment, including without limitation: (i) being engaged, employed or retained by (whether as an employee, manager, director, contractor, subcontractor, or consultant to, for or with) or otherwise be interested directly or indirectly (whether as owner in, leasing to, supplying equipment or materials, operating or extending credit to) in any Restricted Business within the Restricted Area that would result in competition with the business of the Company or any Associated Company; (ii) serving as a director on the board of any unrelated or third-party company engaged in Restricted Business in the Restricted Area; (iii) being interested in any project or proposal for the acquisition or development of or investment in: a. any business or asset in which the Company or any Associated Company was during your employment considering to acquire, turn to account, develop or invest, unless: (1) your employment

9 with the Company has already ceased or terminated; and (2) the relevant entity had decided against such acquisition, turn to account, development or investment in, such business or asset, or b. any business or asset of the Company or any of Associated Company, unless: (1) your employment with the Company has already ceased or terminated; and (2) such business or asset is offered by the relevant entity for sale to, turning to account or development or investment by third parties, (iv) soliciting or enticing away any customer or supplier of the Company or any of the Associated Companies whom you have personally or directly dealt with in the twelve (12) months preceding the termination of your employment (or if the period of the employment is less than twelve (12) months, then this reduced period). Nothing in this agreement, whether express or implied, prevents you from being a holder for the purpose of investment only of marketable securities of no more than five percent (5%) of the issued shares or debentures of any company or trust whose shares, debentures or units are listed on a recognised stock exchange. POST-EMPLOYMENT COOPERATION You agree that, following the termination of your employment with the Company or any Associated Company, you will reasonably cooperate with the Company or any Associated Company with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding which may have arisen or which may arise following the execution of these Singapore Terms and Conditions. The Company shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. Post-employment cooperation must not be interpreted as a continuation or commencement of an employment relationship with the Company or any Associated Company. PRIVACY / PERSONAL DATA You acknowledge and consent to the Company collecting, storing, using and disclosing your Personal Information (including but not limited to health, medical and other sensitive information) as reasonable required as a direct or indirect consequence of your employment. You agree that if you are required to collect, store, use or disclose personal information during the course of your employment, that you will do so in strict compliance with the requirements of all applicable privacy legislation and the Company’s privacy policy NO WAIVER No delay or waiver by the Company or any Associated Company in exercising any right under this Agreement shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by the Company or any Associated Company must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. ASSIGNMENT Except as provided otherwise herein, this Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. ENFORCEMENT You expressly acknowledge and agree that the provisions contained in this Agreement are necessary to the protection of the Company’s and each Associated Company’s business and good will and are material and integral

10 to the undertakings of the Company or any Associated Company under the Agreement. You further agree that the Company and any Associated Company will be irreparably harmed in the event such provisions are not performed in accordance with their specific terms or are otherwise breached. Accordingly, if you fail to comply with such provisions, it would be deemed as a serious breach of your employment obligations, and the Company or any Associated Company shall be entitled, if it so elects to institute and prosecute proceedings in any court of competent jurisdiction to seek injunctive or other equitable relief or remedy in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled hereunder in order to protect its or their legitimate business interests. INTERPRETATION OF BUSINESS PROTECTIONS The representations and agreements made by you in all sections above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Employment Contract is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Agreement is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. GOVERNING LAW This Agreement shall be subject to and governed by the laws of Singapore without regard to that jurisdiction’s conflicts of law principles. Signed: /s/ Kathryn Horgan Date: May 18, 2026 For and on behalf of the Company Kathryn Horgan Executive Vice President Chief Human Resources and Citizenship Officer Accepted and Agreed Name: Moulay Mostapha Tahiri Signed: /s/ Mostapha Tahiri Date: May 18, 2026